Deutsche Floorplan Receivables, L.P.
Distribution Financial Services Floorplan Master Trust
Compliance/Statistical Reporting
For the Period Ending                      05/31/2000
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
Calculation Of Pool Balance
 1 Total "Office" Receivables                              3,463,584,888.69
 2 Less Ineligible Receivables:
 3 SAU/NSF 0-30 in excess of
   .75% of Trust Receivables                                           0.00
 4 NSF 30+                                                      (210,065.37)
 5 SAU 30+                                                    (6,140,772.19)
 6 Total Pool Receivables                                  3,457,234,051.13
 7 Discount Factor                                                     0.50%
 8 End of month Pool Balance                                 3,439,947,880.87

Total Trust Receivables-Delinquency
 9 NSF 0-30                                                      134,831.08
10 SAU 0-30                                                   16,715,566.71
11 Total                                                      16,850,397.79
12 Trust Receivables                                       3,463,584,888.69
13 .75 % of Trust Receivables                                          0.75%
14 Total                                                      25,976,886.67
15 Amount in Excess                                                    0.00

16 NSF 30+                                                       210,065.37
17 SAU 30+                                                     6,140,772.19
                                                               6,350,837.56

Overconcentrations
18 End of month Pool Balance                               3,439,947,880.87
                                                                Limits            Actual            Excess
19 A/R Receivables                               20%         687,989,576.17     66,434,401.71              0.00
20 Asset Based Receivables                       20%         687,989,576.17    473,464,632.58              0.00
21 Dealer concentration 1999-1 top 15            3%          103,198,436.43     74,704,882.24              0.00
22 Dealer concentration 1999-1 Other             2%           68,798,957.62     21,154,944.05              0.00
23 Manufacturer Concentration                    15%         515,992,182.13    215,203,229.93              0.00
24 Product Line Concentration:
25 CE & Appl                                     25%         859,986,970.22     14,019,360.52              0.00
26 MIS                                           40%       1,375,979,152.35    366,630,495.44              0.00
27 Motorcycle                                    25%         859,986,970.22    263,227,740.03              0.00
28 Marine                                        25%         859,986,970.22    583,988,577.09              0.00
29 Manufacturered Home                           25%         859,986,970.22    363,828,962.23              0.00
30 RV                                            25%         859,986,970.22    522,372,979.47              0.00
31 Music                                         25%         859,986,970.22    119,209,877.51              0.00
32 Industrial Equipment                          25%         859,986,970.22    462,062,697.74              0.00
33 A/R                                           25%         859,986,970.22    539,899,034.29              0.00
34 Snowmobiles                                   25%         859,986,970.22     84,452,974.73              0.00
35 Other                                         25%         859,986,970.22    143,892,189.65              0.00

36 Delayed Funding Receivables                                                 226,183,561.80

                                             03/31/2000       04/30/2000        05/31/2000         Average
37 Charge Offs to Receivables
   (Annualized)                                 0.42%           0.68%             0.28%                    0.46%
38 Payment Rate                                34.81%           32.85%            37.07%                  34.91%

Net Receivable Rate - Current Month
39 Interest                                     9.00%
40 Discount                                     2.22%
41 Total                                       11.22%
42 Less Servicing                              -2.00%
43 Remaining                                    9.22%

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